UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Xstelos Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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XSTELOS HOLDINGS, INC.
630 FIFTH AVENUE
SUITE 2260
NEW YORK, NEW YORK 10020
________________

SUPPLEMENT NUMBER 2 TO PROXY STATEMENT DATED DECEMBER 13, 2013
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 23, 2013
________________

This Supplement Number 2 to the proxy statement (“Proxy Statement”) of Xstelos Holdings, Inc., a Delaware corporation (the “Company”), is being furnished to stockholders by the Company’s Board of Directors in connection with the solicitation of proxies in the form accompanying the Proxy Statement for use at a Special Meeting of Stockholders of the Company (the “Special Meeting”).

On December 13, 2013 the Board of Directors unanimously approved a $0.05 special dividend (the “Special Dividend”) to be paid on December 27, 2013 to all stockholders who own shares of Common Stock as of December 24, 2013.  In the event the Reverse/Forward Stock Split is approved by stockholders at the Special Meeting, we anticipate that the Reverse/Forward Stock Split will be effected prior to December 24, 2013, and the Special Dividend will only be received by Continuing Stockholders.  If the Reverse/Forward Stock Split is not approved by stockholders at the Special Meeting, or even if approved it is not effected on or prior to December 24, 2013, then the Special Dividend will be received by all stockholders.

In addition, the fifth paragraph under the Section “CONDUCT OF THE COMPANY’S BUSINESS AFTER THE REVERSE/FORWARD STOCK SPLIT” in the Proxy Statement is herby deleted in its entirety and replaced with the following:

“Other than as described in this Proxy Statement, including the announcement of the Special Dividend, as described below, neither the Company nor its directors or executive officer has any current plans or proposals to (i) effect any extraordinary transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer a material amount of our assets; (iii) to make any material change in our present dividend rate or policy, or indebtedness or capitalization; (iv) to change our present Board or management; (v) otherwise to effect any material change in our corporate structure or business; or (vi) make any changes in our certificate of incorporation, bylaws or other governing instruments or to take any other actions that could impede the acquisition of control of us.  On December 13, 2013 the Board of Directors unanimously approved a $0.05 special dividend (the “Special Dividend”) to be paid on December 27, 2013 to all stockholders who own shares of Common Stock as of December 24, 2013.  In the event the Reverse/Forward Stock Split is approved by stockholders at the Special Meeting, we anticipate that the Reverse/Forward Stock Split will be effected prior to December 24, 2013, and the Special Dividend will only be received by Continuing Stockholders.  If the Reverse/Forward Stock Split is not approved by stockholders at the Special Meeting, or even if approved it is not effected on or prior to December 24, 2013, then the Special Dividend will be received by all stockholders.  The Proxy Statement is hereby supplemented to include such information.

Based on a review of the Company’s stockholder list, the Company has determined that up to approximately 650,000 shares of Common Stock will be cashed out in the Reverse Stock Split.  The approximately 650,000 shares of Common Stock to be cashed out represent approximately 2.7% of the outstanding shares of Common Stock.

The Proxy Statement is hereby supplemented to include such information.

Each stockholder has the power to vote or to revoke his or her proxy, at any time prior to the Special Meeting on December 23, 2013, as provided above and in the Proxy Statement.

Except as modified or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains applicable.  Except as otherwise defined herein, all capitalized terms used herein shall have the meaning assigned to such terms in the Proxy Statement.